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                                                                    Exhibit 10.2
                           OEM Manufacturing Agreement

     THIS OEM MANUFACTURING AGREEMENT ("Agreement") is made and entered into as
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of September 11, 2001, by and between Shenzhen Hyt Science & Technology Company,
LTD., ("HYT"), and RELM Wireless Corporation, a Nevada corporation ("RELM").
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                                    RECITALS
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     RELM may desire from time to time during the term hereof to purchase
Products (as defined herein) from HYT and HYT may desire to sell Products to RELM, upon the terms and conditions set forth herein below.

     NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Definitions.  As used herein, the following capitalized terms shall
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have the following means:

          (a) "Affiliate" of any Person means any other Person Controlling, Controlled by or under common Control with such Person.

          (b)  "Control" and all derivations thereof means the ability to either
(i) vote, directly or indirectly, fifty (50%) percent or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

          (c) "Person" means any natural person, any governmental authority or agency and any entity, including corporations, partnerships, joint ventures, limited liability companies, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

          (d)  "Product" shall mean the products described in Exhibit A, and any
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additional products that the parties may agree to include under this Agreement pursuant to Section 2.1(a).
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          (e) "Specifications" shall mean the design, performance, and features of the respective Products as initially set forth on Exhibit A, and such other
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or modified Specifications as may be agreed to by HYT and RELM from time to time.

     2.   Product, Price and Ordering. RELM shall have the exclusive right to
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acquire Products from HYT pursuant to the terms and conditions set forth in this
Agreement, and HYT shall not sell Products, or any derivations thereof, to any other Person in the Americas (North, Central, and South).

          2.1. Product Models. The initial Product models available hereunder are set forth on Exhibit A. Additional Product models may be agreed to by the
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parties in writing by
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execution of a New Model Addendum, substantially in the form of Exhibit B. Hyt
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hereby represents and warrants that the Products, and any additional Products, do not and shall not infringe on the products or intellectual property of any third party. Product documentation, including owners manuals and service manuals, in forms acceptable to RELM, shall be delivered with the Products ordered hereunder.

               2.2. Price. The price for the Product models is as specified on Exhibit A, or as otherwise agreed to by HYT and RELM. Pricing for any additional
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Product models shall be specified on the New Model Addendum for that model, or as otherwise agreed to by HYT and RELM. Except as set forth in Section 2.3, available accessories and parts shall be offered to RELM at HYT's regular wholesale prices for such accessories and parts. All transaction shall be valued and executed in United States dollars.

               2.3. Ordering Procedure. RELM shall order its desired quantities of Products, accessories or spare parts/units to be provided by HYT under this Agreement by means of purchase orders (the "Purchase Orders"). Purchase Orders
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shall be in writing and specify the Product, accessories and/or spare parts, as well as the applicable price, quantity, and requested delivery schedule. RELM shall provide to HYT a twelve (12) month forecast of requirements for products. A forecast will be considered firm within two months of the scheduled delivery date. RELM agrees to issue purchase orders for firm forecast requirements.

               2.4. Spare parts shall be included with Purchase Orders at no additional cost to RELM. The value of such spare parts will not exceed five (5%) percent of the value of the Purchase Order, except for catastrophic failures as provided in Section 7.1. Such spare parts will be specified by RELM on the
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purchase order.

          3.   Delivery, Title And Risk Of Loss
               --------------------------------

               3.1. HYT shall deliver the Products purchased hereunder FOB to the location designated by RELM. HYT shall arrange the shipping method, shipping carrier and insurance applicable to each shipment for delivery to a location specified by RELM. Title to the Product and risk of loss or damage for the Product shall pass from HYT to RELM upon delivery at the location designated by RELM. HYT is responsible for importation and all duties and taxes. HYT shall provide RELM with an estimated delivery and shipment schedule for each Purchase Order.

               3.2. RELM may, within fourteen (14) days of receipt of any ordered Product units at its ship-to destination, notify HYT in writing of rejection of any Product units which do not comply with the Specifications. RELM may return such rejected units to HYT at HYT's expense and risk.

          4.   Distributorship.  In addition to the right to acquire Products
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hereunder, HYT hereby grants to RELM the exclusive right to sell the products specified in EXHIBIT A throughout the territories of North America, Central America, and South America. HYT will sell its products to RELM at the prices specified in EXHIBIT A. RELM shall pay HYT for the

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products in accordance with the payment terms specified in section 5 of this agreement. RELM may resell the products at such prices and on such terms as RELM shall determine.

          5.   Payment.  Twenty (20%) percent of the purchase price for each
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Purchase Order shall be paid by wire transfer to HYT upon issuance of the
Purchase Order by RELM and the remaining eighty (80%) percent of the purchase price shall be paid by wire transfer to HYT upon acceptance of the Products pursuant to Section 3.2.
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          6.   Quality Assurance.  HYT will perform such inspections and tests
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of each Product unit at least comparable to the level of quality assurance that
HYT implements for other products.

          7.   Product Protection
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               7.1. Catastrophic Failure. A catastrophic failure is a material failure of a Product due to a single cause or any material, component or part therefore in an amount exceeding ten percent (10%) of the total units shipped under this Agreement. In case of catastrophic failure, HYT shall repair affected units of Product at its expense. RELM shall inform HYT in writing of all catastrophic failures.

               7.2. Indemnity. HYT shall be responsible for and agrees to indemnify RELM and hold RELM harmless from and against all third party claims, demands and causes of action (including claims relating to compliance with all applicable labor laws of the jurisdiction in which the Product is manufactured) for direct damages (including reasonable legal fees and expenses) for personal injuries or damage to tangible property (other than Product) directly resulting from the willful misconduct or negligent acts or omissions of HYT in the manufacturing of the Product or from any and all claims that the Products infringe on the products or intellectual property of any third party. RELM agrees to notify HYT as soon as practical of any third party claim, demand or cause of action for which RELM will request indemnification from HYT. RELM will provide HYT with the information and assistance reasonably requested by HYT to defend such claim, demand or cause of action.

          8.   Confidentiality.
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               8.1. The information supplied by one party to the other under this Agreement which is marked or otherwise designated in writing to be of a proprietary or confidential nature ("Confidential Information") shall be kept confidential by the receiving party for a period of two (2) years following expiration of this Agreement. Except as otherwise specified in writing, the receiving party shall: (a) treat and protect the terms and provisions of this Agreement and all information, documentation, and know-how received as Confidential Information; (b) not reproduce (except in a manner and purpose consistent with the purpose of this Agreement) Confidential Information in whole or in part; and, (c) use Confidential Information only in conjunction with its performance hereunder or its use of the Products.

               8.2 Neither party shall forward or disclose any Confidential Information of the other party to any third party without the prior written consent of the other party, except that

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nothing herein shall preclude a party from disclosing such information to any
Affiliate of such party with a need to know such information. Notwithstanding the foregoing, neither party shall have any obligation with respect to any information of the other party which: (a) was previously known by or is independently and demonstrably developed at any time by the receiving party without any connection with the information received; (b) at any time becomes a matter of public knowledge or literature without any act or negligence by the receiving party; or (b) is at any time lawfully received by the receiving party from a third Person under circumstances permitting its disclosure to others.

               8.3 Each party shall take the same actions and utilize the same precautions in preventing unauthorized disclosure of the other party's Confidential Information as it uses with regard to its own Confidential Information, which shall in no event be less than reasonable care.

               8.4 In the event of termination of this Agreement for any reason, both parties shall return or destroy and certify to the other party the return or destruction of all Confidential Information and reproductions thereof. Notwithstanding the foregoing, RELM may retain certain confidential or proprietary information for an agreed period of time for the sole purpose of servicing the Product after which time RELM shall then return such information to HYT.

          9.   Term and Termination.
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               9.1  This Agreement shall be for a term commencing on the date of this Agreement and ending five years thereafter, unless extended by the HYT and RELM in writing.

               9.2 Either party may by written notice to the other party terminate this Agreement with immediate effect if the other party has committed a substantial and material breach of this Agreement and, after receipt of written notice from the other party specifying the breach, the breach is not rectified within a time period which shall be reasonable taking into account previous technical and other relevant conditions; provided, however, that such time period shall not be less than fifteen (15) days for corrective actions involving the payment of money and thirty (30) days for all other purposes.

               9.3 The acceptance of any Purchase Order from, or the sale of any Product to, RELM after the termination or expiration of this Agreement shall not be construed as a renewal or extension thereof, nor as a waiver of termination but, in the absence of a new fully executed written agreement, all such transactions shall be governed by provisions identical with the provisions of this Agreement.

          10.  Notices. Notices and other communications between the parties
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shall be transmitted by facsimile or in writing to the other parties at the addresses indicated below and shall be deemed effective upon confirmed receipt. Either party may change its address by giving notice in writing thereof to the other party.

               HYT: Shenzhen Hyt Science & Technology Company, LTD. At R2-A 1/F Shenzhen High-Tech Industrial Park Shennan Road

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                        Shenzhen, China 518057
                        Attention: Chen Quing Zhou - President
                        Phone: 0755-6972-999
                        Fax: 0755-6970-899

               RELM:    RELM WIRELESS CORPORATION
                        at 7100 Technology Drive
                        West Melbourne, Florida 32904
                        Attention: President & Chief Executive Officer or
                                   Vice President & Chief Financial Officer
                        Phone: (321) 984-1414
                        Fax: (321) 984-0168


          11.  Partial Invalidity. The invalidity, in whole or part, of any
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section or paragraph of these terms shall not affect the validity of the remainder of such section or paragraph, or of these terms. Section headings are inserted for convenience only and shall not be used in any way to define the meaning of these terms.

          12.  Assignment.  Either party may assign its rights or obligations
               ----------
under this Agreement to any Affiliate of such party. Otherwise, neither party shall transfer or assign its rights or obligations under this Agreement.

          13.  Party Relationship.  This Agreement does not create any agency,
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joint venture or partnership between RELM and HYT. Neither party shall impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of the other party or other than as expressly provided herein.

          14.  Governing Law and Controversies.
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               14.1  The validity, performances and all matters relating to the interpretation and effect of these terms and the Agreement and any amendment thereto shall be governed by the laws of the State of Florida without reference to its rules with respect to conflict of laws. The parties agree to the exclusive venue and jurisdiction of the state and federal courts located in Brevard County, Florida.

              14.2 If any controversies or disputes arise out of or relating to this Agreement, the parties shall first make efforts to resolve and settle the same through a good faith negotiation initiated within ten (10) days of receipt of written request for same by either party to the other. If no resolution of such controversy or dispute is reached within sixty (60) days of the original request (or by such other date as the parties may agree in writing), then either party may such controversy or dispute in binding arbitration.

              14.3 The parties irrevocably agree that all disputes arising out of or in connection with this Agreement shall be referred to final and binding arbitration, before a single arbitrator, under the commercial arbitration rules of the American Arbitration

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          Association ("AAA") in Brevard County, Florida. The parties agree to use the "special expedited procedures" of the AAA. The arbitrator shall be selected by the parties, but if the parties are unable to reach agreement on selection of the arbitrator within seven (7) days after the date on which the notice of arbitration is sent to the parties to the arbitration, then the arbitrator will be selected in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, and may be entered in any court of competent jurisdiction. All questions as to the meaning of the provisions of this paragraph, or as to the ability to arbitrate any dispute under this paragraph shall be resolved by the arbitrators, shall be absolutely binding, and not subject to judicial review. The costs and expenses of arbitration shall be borne by the non-prevailing party.

          15.  Successors And Assigns.  The terms and provisions of this
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Agreement shall inure to the benefit and be binding upon the successors and permitted assigns of either RELM or HYT.

          16.  Entire Agreement. This Agreement constitutes the entire
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understanding between the RELM and the HYT concerning the subject matter hereof, and any representation, promise, understanding, proposal, agreement, warranty, course of dealing or trade usage not expressly contained or referenced herein shall not be binding on HYT. No modifications, amendment, rescission, waiver or other change shall be binding on either party unless accepted in writing by that party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duty authorized representatives as of the dates set forth below.



Shenzhen HYT Science & Technology, LTD.     RELM Wireless Corporation

By:    /s/Chen Quing Zhou                   By:    /s/David P. Storey
    ---------------------------------           --------------------------------
Name: Chen Quing Zhou                       Name: David P. Storey

Title: President & Owner                    Title: President & CEO

Date: September 11, 2001                    Date: September 11, 2001

Witness: ____________________________       Witness: ___________________________

Witness Name: _______________________       Witness Name: ______________________

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